Exhibit 10.2

INVESTMENT AGREEMENT

This INVESTMENT AGREEMENT (this “Agreement”), dated as of March 7, 2025, in entered into between reAlpha Tech Corp., a Delaware corporation (the “Company”), and Mercurius Media Capital LP, a Delaware limited partnership (the “Purchaser”).

WHEREAS, the Purchaser desires to purchase from the Company, and the Company desires to issue and sell to the Purchaser, 250,000 shares (each, a “Preferred Share,” and collectively, the “Preferred Shares”) of the Company’s Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”), on the terms and subject to the conditions set forth in this Agreement (the “Share Purchase”);

WHEREAS, each share of Series A Preferred Stock has a stated value of $20 per share (the “Stated Value”) and is convertible into a number of shares (the “Conversion Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), equal to, with respect to each share of Series A Preferred Stock, the Liquidation Amount (as defined in the Certificate of Designation (as defined below)) of such share of Series A Preferred Stock divided by the conversion price of $20 per share (the “Conversion Price”), subject to the terms and conditions of the Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock filed with the Delaware Secretary of State on February 20, 2025 (the “Certificate of Designation”), including the adjustments set forth therein;

WHEREAS, the Purchaser is a media platform engaged in the business of providing advertising inventory in exchange for equity in companies; and

WHEREAS, as consideration for the Share Purchase, the Purchaser will issue to the Company certain advertising credits pursuant to and in accordance with the Advertising Agreement to be entered into by the Company and the Purchaser contemporaneously with this Agreement in the form attached hereto as Exhibit A (the “Advertising Agreement”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

1. Sale and Purchase of the Preferred Shares. Subject to the terms and conditions set forth in this Agreement, effective as of the Closing (as defined below), the Purchaser hereby purchases and agrees to accept from the Company, and the Company hereby issues and sells to the Purchaser, the Preferred Shares at a price of $20.00 per Preferred Share, for a total purchase price in the amount of Five Million Dollars ($5,000,000) (the “Consideration”), which shall be paid at or prior to the Closing as described in Section 3.1.

2. Closing. The consummation of the purchase and sale of the Preferred Shares hereunder (the “Closing”) shall occur contemporaneously with the execution and delivery of this Agreement, by electronic exchange of documents. The obligations of the Company to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions: (a) this Agreement and the Advertising Agreement shall have been duly executed and delivered by the parties hereto and thereto, (b) the Company has received and accepted a completed and duly executed Accredited Investor Questionnaire from the Purchaser in the form attached hereto as Exhibit B (the “Questionnaire”), and (c) the Company has received from the Purchaser the Consideration in accordance with Section 3.

3. Payment for the Preferred Shares.

3.1 The Consideration shall be paid to the Company in the form of a Credit (as defined in the Advertising Agreement) issued by the Purchaser to the Company at or prior to the Closing, in accordance with the terms and subject to the conditions set forth in the Advertising Agreement. Subject to the Closing conditions set forth in Section 2, at the Closing, the Company shall deliver to the Purchaser evidence of the book-entry of the number of the Shares owned by the Purchaser reflected on the books and records of the Company, bearing the restrictive legend set forth in Section 5.

3.2 Upon an Automatic Conversion (as defined in the Certificate of Designation), if any, if the aggregate value for the Conversion Shares issued upon such Automatic Conversion, as determined by multiplying the aggregate number of Conversion Shares issued thereunder by the closing price of the Common Stock as reported on the Nasdaq Stock Market (“Nasdaq”) on the Automatic Conversion Date (as defined in the Certificate of Designation) (the “Aggregate Value”), is less than the Consideration, then the Company shall pay the Purchaser the difference in value between the Consideration and the Aggregate Value, if any (the “Shortfall Payment”), in cash or in shares of Common Stock (the “Shortfall Shares,” and together with the Conversion Shares, the “Shares”), at the sole discretion of the Company, no later than thirty (30) calendar days after the Automatic Conversion Date.

3.3 Notwithstanding anything to the contrary contained in this Agreement, under no circumstances shall the aggregate number of Shares issuable under this Agreement in connection with the Purchaser’s purchase of the Preferred Shares, and any other shares of Common Stock to be issued by the Company, if any, which could be aggregated with the Shares in connection with the purchase of the Preferred Shares under Nasdaq Listing Rule 5635, exceed 19.99% of the Company’s issued and outstanding shares of Common Stock immediately before consummation of this Agreement and any other transactions being consummated by the Company in connection with the Purchaser’s purchase of the Preferred Shares (the “Cap Amount”), unless the Company has obtained either (i) its stockholders’ approval of the issuance of more shares of Common Stock than the Cap Amount as required by the applicable Nasdaq rules, including Nasdaq Listing Rule 5635; or (ii) a waiver from Nasdaq of the Company’s compliance with the applicable Nasdaq rules, including Nasdaq Listing Rule 5635. To the extent that the issuance of shares of Common Stock under this Agreement would cause the Shares issuable herein to exceed the Cap Amount, the Company, in lieu of issuing such shares of Common Stock, shall pay the Purchaser in cash an amount equal to (x) the aggregate number of Shares that exceed the Cap Amount times (y) the closing price of the Common Stock as reported on Nasdaq on the Trading Day (as defined below) immediately prior to such issuance. For the purposes hereof, “Trading Day” means any day on which the Common Stock is traded or quoted on Nasdaq, the Nasdaq Global Select Market, the Nasdaq Global Market, the New York Stock Exchange (“NYSE”), NYSE American, OTCQB or OTCQX, as applicable, or any successors to any of the foregoing.

4. Representations and Warranties. The Purchaser hereby represents and warrants to the Company, as of the date hereof, as of the Closing and as of the issuance date of any Shares as follows:

4.1 The Purchaser has all requisite authority to purchase the Preferred Shares and the Shares, enter into this Agreement and the Advertising Agreement and to perform all the obligations required to be performed by the Purchaser hereunder and thereunder, and such purchase will not contravene any law, rule or regulation binding on the Purchaser or its assets or any investment guideline or restriction applicable to the Purchaser.

4.2 The Purchaser has been duly organized and is validly existing as a limited partnership in the State of Delaware, with full power and authority to conduct its business being conducted and to own its assets, and has secured any authorizations, approvals, permits and orders required by law for the conduct by it of its business as it is currently being conducted. The Purchaser is not acquiring the Shares as a nominee or agent or otherwise for any other person.

4.3 The Purchaser will comply with all applicable laws and regulations in effect in any jurisdiction in which the Purchaser purchases or sells the Preferred Shares or the Shares and obtain any consent, approval or permission required for such purchases or sales under the laws and regulations of any jurisdiction to which the Purchaser is subject or in which the Purchaser makes such purchases or sales, and the Company shall have no responsibility therefor.

4.4 The Purchaser is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares. The Purchaser is purchasing the Preferred Shares and the Shares pursuant to this Agreement for the Purchaser’s own account, for investment and not with a view to the distribution thereof, nor with any present intention of distributing the same.

4.5 The Purchaser understands that the Preferred Shares and the Shares, if and when issued, have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), by reason of specific exemptions under the provisions thereof which depend in part upon the investment intent of the Purchaser and of the other representations made by the Purchaser in this Agreement. The Purchaser understands that the Company is relying upon the representations and agreements contained in this Agreement (and any supplemental information, including the Questionnaire) for the purpose of determining whether this transaction meets the requirements for such exemptions.

4.6 The Purchaser understands that the Preferred Shares are and the Shares, when issued, will be “restricted securities” under applicable federal securities laws and that the Securities Act and the rules of the U.S. Securities and Exchange Commission (the “Commission”) provide in substance that the Purchaser may dispose of the Preferred Shares and the Shares only pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act, and, except as provided in Section 7, the Purchaser understands that the Company has no obligation or intention to register any of the Preferred Shares or the Shares or offering or sale thereof, or to take action so as to permit offers or sales pursuant to the Securities Act or an exemption from registration thereunder (including pursuant to Rule 144 thereunder). Accordingly, the Purchaser understands that under the Commission’s rules, the Purchaser may dispose of the Preferred Shares or the Shares only in “private placements” which are exempt from registration under the Securities Act, in which event the transferee will acquire “restricted securities,” subject to the same limitations that apply to the Shares in the hands of the Purchaser. Consequently, the Purchaser understands that the Purchaser must bear the economic risks of the investment in the Preferred Shares and the Shares for an indefinite period of time.

4.7 The Purchaser agrees: (a) that the Purchaser will not sell, assign, pledge, give, transfer, or otherwise dispose of the Preferred Shares and Shares or any interest therein, or make any offer or attempt to do any of the foregoing, unless the transaction is registered under the Securities Act and complies with the requirements of all applicable state securities laws, or the transaction is exempt from the registration provisions of the Securities Act and the requirements of all applicable state securities laws; (b) that any certificates representing the Preferred Shares and the Shares will bear a legend making reference to the foregoing restrictions; and (c) that the Company shall not be required to give effect to any purported transfer of such Preferred Shares and the Shares, except upon compliance with the foregoing restrictions.

4.8 The Purchaser understands and accepts that the purchase of the Preferred Shares and the Shares involves various risks, including the risks outlined in this Agreement. The Purchaser is able to bear any loss associated with an investment in the Preferred Shares and the Shares.

4.9 The Purchaser is not relying on any communication (written or oral) of the Company or any of its affiliates, as investment or tax advice or as a recommendation to purchase the Preferred Shares and the Shares. The Purchaser confirms that the Company has not (a) given any guarantee or representation as to the potential success, return, effect or benefit (either legal, regulatory, tax, financial, accounting or otherwise) of an investment in the Preferred Shares and the Shares or (b) made any representation to the Purchaser regarding the legality of an investment in the Preferred Shares and the Shares under applicable legal investment or similar laws or regulations. In deciding to purchase the Preferred Shares and the Shares hereunder, the Purchaser is not relying on the advice or recommendations of the Company and the Purchaser has made its own independent decision that the investment in the Preferred Shares and the Shares is suitable and appropriate for the Purchaser.

4.10 The Purchaser is familiar with the business and financial condition and operations of the Company, and the Purchaser has had access to such information concerning the Company, the Preferred Shares and the Shares as the Purchaser deems necessary to make an informed investment decision concerning the purchase of the Shares.

4.11 The Purchaser understands that no federal or state agency has passed upon the merits or risks of an investment in the Preferred Shares and the Shares or made any finding or determination concerning the fairness or advisability of such investment.

4.12 The Purchaser has such knowledge, skill and experience in business, financial and investment matters that the Purchaser is capable of evaluating the merits and risks of an investment in the Preferred Shares and the Shares. With the assistance of the Purchaser’s own professional advisors, to the extent that the Purchaser has deemed appropriate, the Purchaser has made its own legal, tax, accounting, and financial evaluation of the merits and risks of an investment in the Preferred Shares, the Shares and the consequences of this Agreement. The Purchaser has considered the suitability of the Preferred Shares and the Shares as an investment in light of its own circumstances and financial condition and the Purchaser is able to bear the risks associated with an investment in the Preferred Shares and the Shares, and the Purchaser is authorized to invest in the Preferred Shares and the Shares.

4.13 The Purchaser is an “accredited investor” as defined in Rule 501(a) under the Securities Act, and the Purchase acknowledges that the purchase and sale of the Preferred Shares and the Shares contemplated hereby is being made in reliance on a private placement exemption to “accredited investors” within the meaning of Rule 501(a) of Regulation D under the Securities Act or similar exemptions under state law. The Purchaser agrees to furnish any additional information requested by the Company to assure compliance with applicable federal and state securities laws in connection with the purchase and sale of the Preferred Shares and the Shares. The Purchaser has delivered a completed Questionnaire to the Company and the information contained therein is complete and accurate.

4.14 The investment of the Purchaser in the Preferred Shares and the Shares and the Purchaser’s prior conduct will not disqualify the Company from relying on Rule 506 of Regulation D under the Securities Act with respect to such investment.

5. Restrictive Legend. The Preferred Shares and the Shares shall bear the following legend:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED, OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND THE SECURITIES LAWS OF OTHER JURISDICTIONS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR SUCH OTHER APPLICABLE LAWS.”

6. Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser, as of the date hereof and as of the Closing, as follows:

6.1 The Company has been duly organized and is validly existing as a corporation in the State of Delaware. The Company has all requisite corporate authority to enter into this Agreement and to perform all the obligations required to be performed by the Company hereunder. The execution and delivery by the Company of this Agreement and the performance of the Company’s obligations required to be performed hereunder have been duly authorized by all requisite corporate action on the part of the Company.

6.2 To the Company’s knowledge, no “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company, except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3) of the Securities Act is applicable.

6.3 Except as disclosed in the SEC Reports (as defined below), the Company has filed with or furnished to the Commission each and all required reports, schedules, registrations, forms, statements, information and other documents under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) since October 23, 2023 (collectively, the “SEC Reports”). Each of the SEC Reports complied at the time of its filing (or, if amended, as of the date of such amendment) in all material respects with the applicable requirements of the Exchange Act, the Securities Act, and the rules and regulations of the Commission promulgated thereunder.

7. Registration Rights.

7.1 No later than the date that is sixty (60) calendar days after the Automatic Conversion Date, or, in the event that any Shortfall Shares are issued in connection therewith, no later than the date that is ninety (90) calendar days after the Automatic Conversion Date, the Company shall file a registration statement on Form S-3 (or other appropriate form if the Company is not then eligible to register securities on Form S-3) (the “Resale Registration Statement”) providing for the resale by the Purchaser of the Shares. The Company shall use commercially reasonable efforts to cause such registration statement to become effective within sixty (60) calendar days (or ninety (90) calendar days if the Commission notifies the Company that it will “review” the registration statement) following the initial filing of such registration statement and to keep such registration statement effective at all times until the earlier of (i) such time all Shares covered by such Resale Registration Statement have been sold by the Purchaser or (ii) the date all Shares held by the Purchaser may be sold without restriction under Rule 144 under the Securities Act, including without limitation, any volume and manner of sale restrictions which may be applicable to affiliates under Rule 144 under the Securities Act and without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable) under the Securities Act. The Purchaser agrees to furnish to the Company a completed questionnaire in the form attached as Exhibit C hereto within seven (7) calendar days following the Automatic Conversion Date and the issuance date of the Shortfall Shares, if any, as applicable (a “Selling Stockholder Questionnaire”). The Purchaser further agrees that it shall not be entitled to be named as a selling stockholder in the Resale Registration Statement or use the prospectus contained in such registration statement for offers and resales of the Shares at any time, unless the Purchaser has returned to the Company a completed and signed Selling Stockholder Questionnaire in the time frame described in the previous sentence.

7.2 In the event of an Optional Conversion (as defined in the Certificate of Designation) prior to the Automatic Conversion Date, the Purchaser will have a right to require the Company to file a Resale Registration Statement, no later than the date that is ninety (90) calendar days after the Optional Conversion Date (as defined in the Certificate of Designation), providing for the resale by the Purchaser of the Conversion Shares issued upon such Optional Conversion; provided, however, that such right shall not be exercised by the Purchaser more than once before the Automatic Conversion Date. The Company shall use commercially reasonable efforts to cause such registration statement to become effective within sixty (60) calendar days (or ninety (90) calendar days if the Commission notifies the Company that it will “review” the registration statement) following the initial filing of such registration statement and to keep such registration statement effective at all times until the earlier of (i) such time all Conversion Shares covered by such Resale Registration Statement have been sold by the Purchaser or (ii) the date all Conversion Shares covered by such Resale Registration Statement held by the Purchaser may be sold without restriction under Rule 144 under the Securities Act, including without limitation, any volume and manner of sale restrictions which may be applicable to affiliates under Rule 144 under the Securities Act and without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable) under the Securities Act. The Purchaser agrees to furnish to the Company a completed Selling Stockholder Questionnaire within seven (7) calendar days following the Optional Conversion Date. The Purchaser further agrees that it shall not be entitled to be named as a selling stockholder in the Resale Registration Statement or use the prospectus contained in such registration statement for offers and resales of the Conversion Shares registered thereunder at any time, unless the Purchaser has returned to the Company a completed and signed Selling Stockholder Questionnaire in the time frame described in the previous sentence.

8. Reinvestment Right. At any time during the two (2) months period beginning at the Closing, the Purchaser, or its affiliates, will have the right, but not the obligation, to reinvest up to an additional Five Million Dollars ($5,000,000) in the Company on the same terms and conditions as those set forth in this Agreement and the Advertising Agreement.

9. Miscellaneous.

9.1 Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and permitted assigns.

9.2 Survival. All representations, warranties and covenants contained in this Agreement shall survive the Closing.

9.3 Severability. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

9.4 Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Purchaser without the prior written consent of the Company, and any attempted assignment without such prior written consent shall be void.

9.5 Amendments. This Agreement may be amended only by a written instrument signed by the Company and the Purchaser.

9.6 Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid or by e-mail (or like transmission), at the respective party’s physical address or e-mail address as set forth on the signature page attached hereto (or such other physical address or email address as such party shall have hereafter specified in writing to the other party).

9.7 Governing Law. The laws of the State of Delaware shall govern the interpretation, validity and performance of the terms of this Agreement, regardless of the law that might be applied under principles of conflicts of law.

9.8 Waiver of Jury Trial. THE PURCHASER IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

9.9 Submission to Jurisdiction. With respect to any suit, action, or proceeding relating to any offers, purchases or sales of the Shares by the Purchaser (“Proceedings”), the Purchaser irrevocably submits to the jurisdiction of the federal and state courts located in the City of New York, Borough of Manhattan, which submission shall be exclusive, unless none of such courts has lawful jurisdiction over such Proceedings.

9.10 Integration. This Agreement, the Advertising Agreement and the documents referred to herein or therein or delivered pursuant hereto or thereto which form a part hereof or thereof contain the entire understanding of the parties with respect to the subject matter hereof. This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter. To the extent that any of the provisions of the Advertising Agreement conflict with, or are inconsistent with, any of the provisions of this Agreement, the provisions of this Agreement will take precedence, unless specifically set forth to the contrary in this Agreement.

9.11 Section and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

9.12 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

The Company:

REALPHA TECH CORP.

By:	/s/ Michael J. Logozzo
Name:	Michael J. Logozzo
Title:	President and Chief Operating Officer

Address:	6515 Longshore Loop, Suite 100 Dublin, OH 43017

Attn.:	Michael J. Logozzo, President and Chief Operating Officer

Email:

The Purchaser:

MERCURIUS MEDIA CAPITAL LP

By:	/s/ Piyush Puri
Name:	Piyush Puri
Title:	Founding Partner

Address:

Attn:

Email:

Exhibit A

Advertising Agreement

(see attached)

Exhibit B

Form of Accredited Investor Questionnaire

(see attached)

Exhibit C

Selling Stockholder Questionnaire

(see attached)